Exhibit 99.1

Aptevo Secures $1.5 Million Non-Dilutive Research Grant from the Andy Hill Care Fund to Advance APVO451, a Nectin-4-Targeted Trispecific Immunotherapy for Solid Tumors

SEATTLE, WA – June 30, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel immuno-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today announced it has been awarded a $1.5 million non-dilutive research grant from the Andy Hill Cancer Research Endowment (CARE) Fund under its Implementation and Outcomes Research program to support investigational new drug (IND)-enabling work for APVO451, Aptevo’s novel trispecific antibody-like immunotherapy candidate for solid tumors.

Aptevo believes that obtaining this competitive award, reviewed by subject matter experts and awarded based on merit, provides external validation of APVO451’s tumor-directed trispecific design and supports Aptevo’s ongoing work around nectin-4-targeted therapies. Trispecific immunotherapies represent what Aptevo believes is the next generation of immuno-oncology therapies and are a strategic pipeline priority for Aptevo, with APVO451 advancing toward development candidate selection by year-end 2026 and initiation of IND-enabling studies in the first quarter of 2027. APVO451 is a strategic pipeline priority which reflects Aptevo’s broader effort to extend its controlled immune-activation platform into solid tumors.

“Solid tumors continue to present significant challenges for immunotherapy, particularly because the tumor microenvironment can limit effective immune activation,” said Michelle Nelson, Ph.D., Senior Director at Aptevo and Principal Investigator of the study. “This award supports the generation of additional APVO451 preclinical data to further evaluate how its tumor-directed trispecific design may leverage CD40-mediated immune activation while bringing together T-cell engagement in a coordinated anti-tumor response and subsequently advancing it toward IND-enabling development.”

CARE Fund grants promote cancer research led by public and private entities conducting cancer research in Washington State. Through research grants and strategic partnerships, CARE Fund improves health outcomes by advancing transformational research across the cancer research continuum. The grant will support IND-enabling activities for APVO451, including preclinical studies and development work intended to advance the program toward development candidate selection and future regulatory-enabling studies. The study will be led by Michelle Nelson, who brings deep scientific leadership and execution experience to the project with her background in immunobiology, solid tumor immunotherapy, and IND-enabling development.

“APVO451 reflects what we believe trispecific immunotherapies can uniquely do: bring complementary immune mechanisms together in a coordinated, tumor-directed way,” said Mary Janatpour, Ph.D., Senior Vice President and Chief Scientific Officer of Aptevo Therapeutics. “By combining nectin-4-targeting with CD40 and CD3 engagement, APVO451 is designed to activate both antigen-presenting cells and T cells within the tumor microenvironment. We are grateful to the Andy Hill CARE Fund for supporting this program and for recognizing the promise of this approach as we work to advance new treatment options for patients with difficult-to-treat cancers.”

About the APVO451 Program

APVO451 is designed to address a central challenge in solid tumor immunotherapy: the tumor microenvironment can suppress immune activity and limit the body’s ability to recognize and attack cancer cells. APVO451 brings together three functions in a single molecule: targeting nectin-4, a tumor-associated marker expressed in multiple solid tumors; activating CD40 on antigen-presenting cells to engage innate immunity in the tumor milieu; and engaging CD3 on T-cells to direct tumor-cell killing.

Together, these mechanisms are intended to concentrate immune activation within the tumor microenvironment, stimulate T-cell activity and broader immune engagement, and support an amplified attack against solid tumors. Unlike approaches that broadly activate the immune system, APVO451 is designed so that its CD3 and CD40 activity depend on binding to nectin-4, helping focus immune activation where it is needed and reduce the risk of systemic immune activation. APVO451 also incorporates Aptevo’s CRIS-7-derived CD3 binding domain, the same CD3 platform approach used in mipletamig, Aptevo’s lead clinical program. Aptevo’s CD3 strategy is designed to engage T cells while reducing the risk of excessive cytokine release, a key limitation that has historically challenged the development of T-cell-engaging therapies, particularly in solid tumors.

APVO451 is part of Aptevo’s broader pipeline of multispecific immunotherapies designed to control immune activation with precision. The program builds on Aptevo’s experience developing antibody-based candidates that seek to balance anti-tumor activity with tolerability while expanding the Company’s platform opportunity into next-generation trispecific approaches for solid tumors.

About Aptevo Therapeutics
Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company developing novel bispecific and trispecific immunotherapies for the treatment of cancer. Aptevo’s pipeline includes two clinical candidates and multiple preclinical programs spanning a range of mechanisms and tumor types, all built on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platforms. The Company’s approach focuses on precise immune activation designed to deliver meaningful clinical benefit while maintaining a favorable safety profile. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo's expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, its expectations regarding the strategic importance of trispecific immunotherapies, statements related to the progress of Aptevo's clinical programs, including statements related to anticipated clinical and regulatory milestones, the potential benefits, timing, scope and outcomes of the APVO451 program, its outcome expectation for APVO451 in connection with receiving the CARE Fund grant, statements regarding the therapeutic and commercial potential of radiopharmaceutical therapies generally, development and continued development of Aptevo's current and potential future molecules, including multispecific oncology therapies, statements related to Aptevo's ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words "may," "continue to," "believes," "knows," "expects," "optimism," "potential," "designed," "promising," "plans," "will" and similar expressions are intended to identify forward-looking statements. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo's expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo's actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to, a deterioration in Aptevo's business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. Additional risks and factors that may affect results are set forth in Aptevo's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent report on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo's expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Contact

Aptevo Therapeutics

Miriam Weber Miller
VP, Investor Relations and Corporate Communications
Email: IR@apvo.com or millerm@apvo.com
Phone: 206-859-6628